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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-77299, 333-89523, 333-42118, 333-42112, 333-42110, 333-54614,
333-66754, 333-99627 and 333-109687; and Form S-3 Nos. 333-51754, 333-42120,
333-45304, 333-51754, 333-66752 and 333-109683)of Informatica Corporation of our
report dated January 16, 2004, with respect to the consolidated financial statements and schedule of Informatica Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ ERNST & YOUNG LLP


Palo Alto, California
March 8, 2004